                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        LEXINGTON HEALTHCARE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     ------------------------------------------------------------------------(A)

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        LEXINGTON HEALTHCARE GROUP, INC.
                            1577 NEW BRITAIN AVENUE
                         FARMINGTON, CONNECTICUT 06032

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 23, 1998

TO THE STOCKHOLDERS OF LEXINGTON HEALTHCARE GROUP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lexington Healthcare Group, Inc. (the "Company") will be held at the Farmington Marriot Hotel, 15 Farm Springs Road, Farmington, Connecticut, on December 23, 1998, at 10:00 A.M., local time for the following purposes:

     1.  To elect the Board of Directors of the Company for the ensuing year;

     2. To ratify the appointment of DiSanto Bertoline & Company, P.C. as the Company's independent certified public accountants for the ensuing year; and

     3. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

Stockholders of record at the close of business on November 27, 1998 are entitled to notice of and to vote at the meeting.

     In order to ensure a quorum, it is important that Stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote, be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

     In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

                                          By Order of the Board of Directors

                                          Jack Friedler
                                          Chairman of the Board of Directors

Dated: December 11, 1998

                        LEXINGTON HEALTHCARE GROUP, INC.
                            1577 NEW BRITAIN AVENUE
                         FARMINGTON, CONNECTICUT 06032
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                  TO BE HELD AT 10:00 A.M., DECEMBER 23, 1998

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Lexington Healthcare Group, Inc. (herein called the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the Farmington Marriot Hotel, 15 Farm Springs Road, Farmington, Connecticut at 10:00 A.M. on December 23, 1998, and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying Notice of Meeting and form of proxy have been first sent to the Stockholders on or about December 11, 1998.

     All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the stockholder's directions, and unless contrary directions are given, will be voted for the election of directors of the nominees described below.

                        RECORD DATE AND SHARE OWNERSHIP

     Only stockholders of record on the books of the Company at the close of business on November 27, 1998, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the meeting. As of November 27, 1998, the record date fixed for the determination of stockholders entitled to vote at the annual meeting, there were issued and outstanding 4,125,000 shares of common stock, $.01 par value per share ("Common Stock").

     Each outstanding share is entitled to one vote on all matters properly coming before the meeting. A majority of the shares of the Common Stock outstanding on the record date is necessary to constitute a quorum for the meeting.

     The following table sets forth certain information as of December 1, 1998 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each officer and director of the Company and all officers and directors as a group. The table does not include options or SARs that have not yet become exercisable and will not become exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each such person or entity is c/o Lexington Healthcare Group, Inc., 1577 New Britain Avenue, Farmington, Connecticut 06032.

NAME AND ADDRESS                                             NUMBER OF SHARES        PERCENTAGE OF
OF BENEFICIAL OWNER                                        BENEFICIALLY OWNED(2)    COMMON STOCK(1)
-------------------                                        ---------------------    ---------------
Jack Friedler............................................        2,046,500               49.4%
Harry Dermer.............................................          705,500               17.0%
Thomas E. Dybick.........................................            6,667                  *
Mary Archambeault........................................           73,333                1.8%
Dov Berkowitz, M.D.......................................            5,000                  *
Gary Coltek..............................................            5,000                  *
All officers and directors as a group (6 persons)........        2,842,000               67.8%

---------------
 *  Less than 1%

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person shown on the table.

(2) Number of shares beneficially owned includes 20,000 options out of the 60,000 granted to Mr. Friedler, 20,000 options out of the 60,000 granted to Mr. Dermer, 6,667 options out of the 20,000 granted to Mr. Dybick, 13,333 options out of the 40,000 granted to Ms. Archambeault, 5,000 options out of the 15,000 granted to Dr. Berkowitz, and 5,000 options out of the 15,000 granted to Mr. Coltek.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less three. The authorized number is presently five. The directors hold office until the next annual meeting of Stockholders and until their successors have been elected and qualified. Directors of the Company do not receive any compensation for acting in such capacities, but may be reimbursed for expenses incurred in connection with their services as such.

     Four Directors, constituting the entire Board of Directors of the Company, are to be elected at the meeting to serve until the next Annual Meeting of stockholders and until their successors have been elected and qualified. Unless such authority is withheld, proxies will be voted for election of the four persons named below, all of whom are now serving as Directors, and each of whom has been designated as a nominee. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy or the number of directors to be elected at this time may be reduced by the Board of Directors.

                           SHAREHOLDER VOTE REQUIRED

     The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of stockholders.

                 NAME                    AGE                 POSITION WITH THE COMPANY
                 ----                    ---                 -------------------------
Jack Friedler..........................  66    Chief Executive Officer, Chairman of the Board,
                                               Director
Harry Dermer...........................  46    President, Chief Operating Officer, Director
Dov Berkowitz, M.D. ...................  44    Director
Gary Coltek............................  41    Director

     JACK FRIEDLER has been Chief Executive Officer and Chairman of the Board since the Company's inception in February 1995. He managed Fairfield Manor Health Care Center, Pond Point Health Care Center, Country Manor Health Care Center and Bentley Gardens Health Care Center from 1979 to 1986. Mr. Frielder co-founded Professional Relief Nurses, Inc. in 1981.

     HARRY DERMER has served as President and Director of the Company since its inception in February 1995. From the Company's inception in February 1995 through August 1996 Mr. Dermer served as the Company's Chief Financial Officer. In August 1996, he was appointed to the position of Chief Operating Officer and still serves in that capacity. Prior to February 1995, Mr. Dermer co-founded Prometheus Pharmacy and Nursing Homes America, Inc., which are divisions of the Olympus Healthcare Group, where he served as Chief Financial Officer from 1994 to 1995, and Mediscript Pharmacy, Inc., a division of Mediplex, where he served as Chief Financial Officer from 1993 to 1994. Previously, from 1990 to 1993 he was Vice President of Operations and Chief Financial Officer of Reliance Pharmacy Corp. In addition, Mr. Dermer has a Connecticut nursing home administrator's license.

     DR. DOV BERKOWITZ has been an independent director of the Company since January 1998. Since 1984, Dr. Berkowitz is in private practice as an Orthopedic Surgeon. Dr. Berkowitz received his M.D. in Medicine from the Mount Sinai School of Medicine in 1974 and received certification also an orthopedic surgeon from Mount Sinai Hospital in 1984.

     GARY COLTEK has been an independent director of the Company since January 1998. In September 1998, Mr. Coltek was appointed Chief Operating Officer of International Clinical Oncology Network, an overseas manufacturer of pharmaceuticals. From 1996 to the fall of 1998 Mr. Coltek was Executive Vice President of Infumatrix, where he was responsible for infusion management. Also since 1996, Mr. Coltek has been Vice President of Operations of Phymatrix, where he is responsible for physician management. From

1994 to 1996, Mr. Coltek was President of Care Group, where he was responsible for infusion management. Mr. Coltek received a B.S. in Business in 1978 from the State University of New York.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE
           BOARD OF DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company has one formal committee, the Audit Committee, which currently consists of consists of Dr. Dov Berkowitz and Gary Coltek. The Company does not currently have a Compensation Committee, a Stock Option Committee or a Nominating Committee.

     The Company's Board of Directors and the Audit Committee met on October 6, 1997. The Company's Board of Directors met on February 26, 1998. The Board of Directors have taken no action by written consent on any occasion during the years ended June 30, 1997 and June 30, 1998.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth all cash compensation for services rendered in all capacities to the Company, for the year ended June 30, 1998 (referred to as "1998" in this table), the year ended June 30, 1997 (referred to as "1997" in this table) and the year ended June 30, 1996 (referred to as "1996" in this table) paid to the Company's Chief Executive Officer as well as each executive officer or other person whose compensation at the end of the above 1998, 1997 and 1996 years exceeded $100,000 per annum.

                                                                 RESTRICTED
                                                                   STOCK         OPTIONS/
NAME AND PRINCIPAL POSITION     YEAR      SALARY       BONUS       AWARDS          SARS        OTHER
---------------------------     ----    ----------    -------    ----------    ------------    -----
Jack Friedler,................  1996    $  210,000(1)       0        0                 0         0
Chief Executive...............  1997    $  260,000          0        0                 0         0
Officer, Director.............  1998    $  266,250          0        0            60,000         0
Harry Dermer,.................  1996    $  127,204          0        0                 0         0
President, Director...........  1997    $  174,980          0        0                 0         0
Chief Operating Officer.......  1998    $  179,196          0        0            60,000         0
Suzanne Nettleton,............  1996    $122,237(1)   $38,121        0                 0         0
Executive Vice President,.....  1997    $  132,492    $21,376        0                 0         0
President of PRN..............  1998    $  161,232          0        0                 0         0
Thomas E. Dybick,.............  1997    $   72,037          0        0                 0         0
Chief Financial Officer.......  1998    $  110,318          0        0            20,000         0
Mary Archambault..............  1996    $   54,256          0        0                 0         0
Executive Vice President,.....  1997    $  159,783          0        0                 0         0
Secretary, President of
  BALZ........................  1998    $  107,088          0        0            40,000         0

---------------
(1) In addition, Jack Friedler and Suzanne Nettleton each received director fees of $40,000 for serving as directors of PRN, but are no longer entitled to such fees after the Company's acquisition of PRN.

                             EMPLOYMENT AGREEMENTS

     The Company currently has employment agreements with each of Jack Friedler, Harry Dermer, and Mary Archambault. The agreements provide that such individuals shall devote substantially all of their working time and attention to the business of the Company, and each agreement contains certain non-compete provisions. Each of the agreements have an initial term of five years and shall be automatically renewable for successive one-year periods unless either the Company or the employee elects not to renew his or her employment.

     Mr. Friedler's employment agreement provides that Mr. Friedler will receive a $250,000 annual salary, with cost of living increases and a bonus equal to one (1%) percent of the Company's net income before taxes. Mr. Dermer's employment agreement is identical except that Mr. Dermer will be entitled to a $175,000 salary. The agreement with Ms. Archambault provides that Ms. Archambault will receive a base annual salary of $100,000, subject to five (5%) percent annual increases. In addition to her base salary, Ms. Archambault will be entitled to receive 3.75% of BALZ's net profits before taxes.

     On July 31, 1998, Suzanne Nettleton, the Former President of PRN, the Company's home care subsidiary, initiated a lawsuit against Lexington Healtcare Group, Inc., PRN, and the Company's Chairman and CEO, in connection with her termination as President of PRN. The suit alleges breach of contract and wrongful discharge against the Company. The Company will vigorously defend the suit; it believes that plaintiff breached the contract, failed to perform in good faith and was therefore terminated. At this time, it is not possible to estimate the final cost to the Company to resolve this matter.

                                 STOCK OPTIONS

                               STOCK OPTION PLAN

     The Company has reserved 450,000 shares of its common stock for issuance pursuant to stock options which may be granted pursuant to the Company's 1997 Stock Option Plan (the "Plan"). The Plan provides for grants to employees, consultants and directors of the Company. Subject to the provisions of the Plan, the Board of Directors has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the exercise price, the type of option, the option period, the restrictions, if any, on the exercise price of the option, the terms for payment of the option price and other terms and conditions.

     As of June 30, 1997, the Company had granted no stock options. During the year ended June 30, 1998, the Company issued options to purchase 302,000 shares of its common stock to directors and employees at exercise prices ranging from $2.625 to $3.062 based on the market value of the date of the grant. Such options vest at a rate of one-third per year and are fully vested on the third anniversary of their issuance. The options expire December 16, 2003 and March 17, 2004 depending upon their date of issuance. Through June 30, 1998 no options have been exercised.

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion No. 25 in accounting for its stock option plans and, accordingly, does not recognize compensation cost at the grant date.

                            OPTION GRANTS FOR FISCAL
                            YEAR ENDED JUNE 30, 1998

                                 OPTION GRANTS

                                                                                    POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED ANNUAL
                          NUMBER OF      % OF TOTAL                                 RATES OF STOCK PRICE
                          SECURITIES      OPTIONS                                     APPRECIATION FOR
                          UNDERLYING     GRANTED TO     EXERCISE                         OPTION TERM
                           OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION    -----------------------
NAME OF HOLDER             GRANTED      FISCAL YEAR     ($/SHARE)       DATE         5%($)        10%($)
--------------            ----------    ------------    ---------    ----------    ---------    ----------
Jack Friedler...........    60,000          19.9%        $2.625       12/16/03      $53,565      $121,521
Harry Dermer............    60,000          19.9%        $2.625       12/16/03      $53,565      $121,521
Thomas Dybick...........    20,000           6.6%        $2.625       12/16/03      $17,855      $ 40,507
Mary Archambault........    40,000          13.2%        $2.625       12/16/03      $35,710      $ 80,014
Dov Berkowitz...........    15,000           4.9%        $3.062        3/17/04      $15,621      $ 35,438
Gary Coltek.............    15,000           4.9%        $3.062        3/17/04      $15,621      $ 35,438

                INTERESTS OF MANAGEMENT IN CERTAIN TRANSACTIONS

     Between October 1995 and July 1996, the Company borrowed an aggregate of $386,000 from Jack Friedler and Harry Dermer which loans bear interest at an annual rate of 10%. A total of $104,000 was repaid to Mr. Friedler in August 1996. In May 1997, Mr. Friedler loaned another $100,000 to the Company in connection with the reacquisition of shares from a private placement investor. Mr. Friedler's balance of $266,000 was then offset against loans due from Lexington House in May 1997. Mr. Friedler also instructed the Company to offset interest due him from the Company of $10,000 each during May and June 1997 against the Lexington House loan. The Company completed its repayment in full of the monies received from Mr. Dermer when it paid $16,215 to Mr. Dermer in July 1997.

     In July 1995, the Company entered into an agreement to manage the day-to-day business affairs of Lexington House, Inc., a nursing home with 67 licensed beds. Lexington House was owned by Jack Friedler and his wife until October 1, 1998. As of June 30, 1997, Lexington House, Inc. was indebted to the Company in the amount $290,000. Lexington House agreed to a payment schedule of $10,000 per month.

     During the year ended June 30, 1998, $23,000 was charged by the Company for management fees and costs, interest of $26,000 accumulated, and an additional $286,000 was advanced; $30,000 was repaid; the balance due at June 30, 1998 was $595,000. In July 1998 an additional $50,000 was advanced and interest of $4,000 accumulated, making the balance due $649,000 at July 31, 1998.

     During September 1998, the $649,000 balance was converted into an 8% interest-bearing promissory note due from Mr. Friedler with $15,000 monthly installments and a balloon payment of the remaining balance due May 31, 1999. As security for the note, the officer has pledge the right to receive a $15,000 monthly payment and also pledged 600,000 of his shares of the common stock of the Company, with the certificate representing such shares being held in escrow by the Company's legal counsel. As a result, the entire balance of this note is classified as a current asset in the consolidated balance sheet.

     On October 14, 1997, the Company loaned $757,000 to its Chief Executive Officer and principal stockholder in order for him to pay personal income taxes due as a result of the reorganization of entities under common control (i.e., the Company's IPO). There was no cash compensation paid to him as part of the reorganization. The borrowing was evidenced by a 9% interest earning note receivable on which payments were made on December 26 ($157,000), December 31 ($300,00), February 3 ($150,000), and May 5, 1998 ($150,000). Interest on the
loan (amounting to $20,000) was paid in full.

     Effective July 1, 1995, the Company entered into a ten-year lease, which was subsequently and retroactively amended, for four (4) of the nursing homes operated by the Company. Jack Friedler, the Company's Chief Executive Officer is a 33.33% limited partner of the lessor, Fairfield Group Health Care Centers Limited Partnership ("Fairfield"). The Company's annual rent expense for the year ended June 30, 1998 was $2,468,000. The Company believes that the terms of the lease are as favorable to the Company as those that could have been obtained from non-affiliated parties.

     The partners owning the remaining 66.66% interest in Fairfield were also owners of an aggregate of 50% of the capital stock of PRN which interest was purchased by the Company for a total of $1,080,000. Jack Friedler was the owner of 25% of PRN; in exchange for Mr. Friedler's interest in PRN, the Company issued Mr. Friedler 108,000 shares of the Company's Common Stock valued at $540,000, based on the public offering price. Suzanne J. Nettleton, Executive Vice President of the Company, was owner of the remaining 25% of the capital stock of PRN. The Company purchased Ms. Nettleton's interest for $540,000. Mr. Friedler was the only owner of PRN who accepted stock for his interest in PRN.

     The Company leases its corporate office space from an entity in which Jack Friedler and Harry Dermer own 50% under an operating lease which expires in February 2013 and has two five-year renewal option with rent at then market rates. Annual gross rental expense under this lease is $120,000; subleases of space intended for future expansion are expected to reduce the annual rental expense to approximately $60,000; the Company's rent expense during the period ended June 30, 1998 was $10,000. Further, the Company leases office and warehouse space for BALZ from a related limited liability company owned in part by

Messrs. Friedler and Dermer and Ms. Archamanbault under an operating lease which expires January 31, 2002. The Company's annual rent expense for the year ended June 30, 1998 was $42,000.

     The Company acquired all of the capital stock of BALZ from its existing stockholders (including Jack Friedler, Harry Dermer and Mary Archambault) in exchange for an aggregate of 300,000 shares of the Company's Common Stock (valued at $1,500,000 based on the public offering price). The following number of shares were issued to Officers and Directors of the Company in exchange for their shares of BALZ:

Jack Friedler...............................................  72,000
Harry Dermer................................................  60,000
Mary Archambault............................................  60,000

     Jack Friedler and Harry Dermer entered into a stockholder's agreement, effective in May, 1997, which includes, among other things, the grant of a mutual right of first refusal to purchase any shares of Common Stock beneficially owned by the other stockholder, and a mutual agreement to vote for the other stockholder as a Director of the Company.

     With respect to each of the foregoing transactions, although the Company has not obtained any independent fairness opinions, the Company believes that the terms of such transactions were as fair to the Company as could be obtained from an unrelated third party. In the event the Company enters into negotiations to acquire any business or assets of a related party it will secure an independent appraisal. Future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent and/or disinterested members of the Board of Directors.

                          CORPORATE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder returns from May 14, 1997 through June 30, 1998 for the Company, the Nasdaq Stock Market -- U.S. Index ("Nasdaq") and the S & P Health Care (Long Term Care) Index ("S & P Health Care Index").
[PERFORMANCE GRAPH]

                                       'LEXINGTON            NASDAQ           S & P HEALTH
                                       HEALTHCARE             STOCK            CARE (LONG
                                      GROUP, INC.'        MARKET (U.S.)        TERM CARE)
5/14/97                                  100.00              100.00              100.00
Jun-97                                   130.00              114.74              126.04
Jun-98                                    54.38              151.39              136.69

     The graph assumes that the value of the investment in the Company's Common Stock, Nasdaq and the S & P Health Care Index was $100 on May 14, 1997 and that all dividends were reinvested. No dividends have been declared or paid on the Common Stock.

SECTION 16(a) REPORTING

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent (10%) or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended June 30, 1998, the Company believes all reports required to be filed by Section 16(a) were filed on a timely basis, if at all.

                                   PROPOSAL 2

            RATIFICATION OF DISANTO BERTOLINE & COMPANY, P.C. AS THE
              COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

     The Board of Directors has unanimously approved and unanimously recommends that the stockholders approve the appointment of DiSanto Bertoline & Company, P.C. as the Company's independent certified public accountants for the ensuing year. Unless a shareholder signifies otherwise, the persons named in the proxy will so vote.

                           SHAREHOLDER VOTE REQUIRED

     Ratification of the appointment of DiSanto Bertoline & Company, P.C. as independent certified public accountants will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
            OF THE APPOINTMENT OF DISANTO BERTOLINE & COMPANY, P.C.
                 AS THE COMPANY'S CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgment.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                             SHAREHOLDER PROPOSALS

     In order to be included in the proxy materials for the Company's next Annual Meeting of stockholders, shareholder proposals must be received by the Company on or before October 31, 1999.

          ANNUAL AND QUARTERLY REPORTS TO THE SECURITIES AND EXCHANGE
                                   COMMISSION

     Copies of the Company's Annual Report on Form 10-K for the year ended June 30, 1998, as filed with the Securities and Exchange Commission (without exhibits), have been sent to the Stockholders free of charge as of the date of this proxy. Copies of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (without exhibits), are available to Stockholders free of charge by writing to Lexington Healthcare Group, Inc., 1577 New Britain Avenue, Farmington, Connecticut, 06032, Attention: Corporate Secretary.

                                          By Order of the Board of Directors of
                                          Lexington Healthcare
                                          Group, Inc.

                                          /s/ JACK FRIEDLER
                                          Jack Friedler
                                          Chairman of the Board of Directors

Date: December 11, 1998

    GENERAL PROXY -- ANNUAL MEETING OF STOCKHOLDERS OF LEXINGTON HEALTHCARE
                                   GROUP, INC

       The undersigned hereby appoints Jack Friedler, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of LEXINGTON HEALTHCARE GROUP, INC. to be held at the Farmington Marriot Hotel, 15 Farm Springs Road, Farmington, Connecticut on December 23, 1998 at 10:00 a.m. and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated December 11, 1998 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

   This Proxy is solicited on behalf of Lexington Healthcare Group, Inc.'s Board of Directors.

   1. To elect 4 directors to hold office for the ensuing year.

     [ ] FOR ALL NOMINEES                           [ ] WITHHELD FOR ALL
      NOMINEES

     Jack Friedler      Harry Dermer      Dov Berkowitz, MD      Gary Coltek

      INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided.

   --------------------------------------------------------------------------

   2. To ratify the appointment of DiSanto Bertoline & Company, P.C. as the Company's independent certified public accountants.

     [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

   3. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

   --------------------------------------------------------------------------
                 (Continued and to be signed on the other side)

   (Continued from other side)

       Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

       The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

       Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                           Date:

                                           ----------------------------------,
                                           1998

                                           ----------------------------------
                                              (Print name of Stockholder)

                                           ----------------------------------
                                              (Print name of Stockholder)

                                           ----------------------------------
                                                       Signature

                                           ----------------------------------
                                                       Signature

                                           Number of Shares

                                           ----------------------------------

                                           Note: Please sign exactly as name
                                                 appears in the Company's
                                                 records. Joint owners should
                                                 each sign. When signing as
                                                 attorney, executor or
                                                 trustee, please give title
                                                 as such.